Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S‑1 of our report dated June 10, 2024, relating to the consolidated financial statements of Trump Media & Technology Group Corp. (the “Company”), which are included in the Registration Statement on Form S-1 (No. 333-278678).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
June 10, 2024